.

==========================================================================================================

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2002
Date of report (date of earliest event reported):

DIMON INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-25734, 001-13684	54-1746567
________________	_____________________________	____________________
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street Danville, Virginia 24541 (Address of principal executive offices)

(434) 792-7511 (Registrant's telephone number, including area code)

N/A (former name of former address, if changed since last report)

DIMON Incorporated and Subsidiaries

ITEM 5.	Other Events.

          On April 3, 2002, the United States District Court for the Middle District of North Carolina issued an opinion and order certifying a class in Deloach, et al. v. Philip Morris Companies Inc., et al., a class action suit pending against the Company in the United States District Court for the Middle District of North Carolina, Greensboro Division (Case No. 00-CV-1235) (the "Deloach Suit").  The Deloach Suit was brought on behalf of U.S. tobacco growers and quota holders and alleges that the defendants, including cigarette manufacturers and the Company and other leaf tobacco merchants, violated antitrust laws by bid-rigging at tobacco auctions and by conspiring to undermine the tobacco quota and price support program administered by the federal government. The plaintiffs seek injunctive relief, trebled damages in an unspecified amount, pre- and post-judgment interest, attorneys' fees and costs of litigation. The Company expects to vigorously defend the suit.  Because the suit is still in its initial stages, the Company cannot estimate the amount or range of loss that could result if the suit is resolved in a manner unfavorable to the Company.

          This Form 8-K contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from DIMON's expectations and projections.  DIMON assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

-2-

DIMON Incorporated and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2002	DIMON Incorporated
Registrant

By: /s/ Thomas C. Parrish
______________________________________________
Thomas C. Parrish Chief Legal Officer and Secretary

-3-